EXHIBIT 99.6

Lock-up Agreement

June __, 2023

Jefferies LLC

SVB Securities LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

and

c/o SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

RE: NewAmsterdam Pharma Company N.V. (the “Company”)

Ladies & Gentlemen:

The undersigned is an officer and/or director of the Company and/or an owner of ordinary shares, nominal value €0.12 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The undersigned understands that a public offering of Shares (the “Offering”) is contemplated pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company, certain selling shareholders identified therein (the “Selling Shareholders”) and Jefferies LLC and SVB Securities LLC, as the representatives (the “Representatives”) of the several underwriters to be named therein (collectively, the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company, the Selling Shareholders and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company and the Selling Shareholders with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of each of the Representatives, which may withhold their consent in their sole discretion:

Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member, enter into any Swap, make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or publicly announce any intention to do any of the foregoing. The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the Underwriters, in each case as contemplated by the Underwriting Agreement or to any transfer to a nominee or custodian in connection with such sale.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares or Related Securities:

(i) as a bona fide gift or gifts or for estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (i) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (i);

(ii) to the Company pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to an employee benefit plan of the Company as in effect and disclosed in the final prospectus relating to the Offering (the “Prospectus”), including to satisfy the exercise price or withholding tax or remittance obligations;

(iii) to (a) any Family Member of the undersigned or any successor thereto upon death, (b) any trust for the direct or indirect benefit of the undersigned and/or a Family Member of the undersigned, or (c) any corporation, partnership, limited liability company or other entity, the equity holders of which consist of the undersigned and/or the undersigned’s Family Member(s), provided that the transferee agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (iii) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (iii);

(iv) by will or intestate succession upon the death of the undersigned, provided that, unless prohibited by an order of a court or applicable law, the transferee agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (iv) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (iv);

(v) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, provided that, unless prohibited by an order of a court or applicable law, the transferee agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (v) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (v);

(vi) to any charity or educational institution, provided that such charity or education institution agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (vi) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (vi);

(vii) pursuant to a distribution, transfer or other disposition to partners, members or stockholders of the undersigned; provided that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regards to this clause (vii) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (vii), and provided further that such partner, member or stockholder agrees to be bound in writing by the restrictions set forth herein;

(viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a Change of Control of the Company after the closing of the Offering and approved by the Company’s board of directors, provided that all of the undersigned’s Shares or Related Securities subject to this letter agreement that are not so transferred, sold or tender or otherwise disposed of remain subject to this letter agreement, provided further that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares and Related Securities owned by the undersigned shall remain subject to the restrictions contained in this letter agreement; or(ix) as part of a sale, transfer or other disposition of the undersigned’s Shares or Related Securities acquired (a) from the Underwriters in the Offering or (b) in open market transactions on or after the date of the Prospectus (other than any Shares or Related Securities purchased by an officer or director of the Company), provided that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regard to this clause (ix) shall clearly indicate that such filing or public announcement relates to the circumstances described in this clause (ix).

In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other entity, such entity may transfer any Shares or Related Securities to any Affiliate of such entity or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with the undersigned or any Affiliate of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee agrees to be bound in writing to the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that any required filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement with regards to this paragraph shall clearly indicate that such filing or public announcement relates to the circumstances described in this paragraph.

Nothing in this letter agreement restricts or prohibits the undersigned from exercising any options or warrants to purchase Shares of the Company or settling any restricted stock units or other equity awards described in the Prospectus (which exercises or settlement may be effected on a cashless basis to the extent the instruments representing such options, warrants, restricted stock units or other equity awards permit exercises or settlement on a cashless basis), insofar as such option, warrant, restricted stock unit or other equity award is outstanding as of the date of the Prospectus, or the vesting of an award of Shares or any related transfer of Shares to the Company in connection therewith, it being understood that any Shares issued upon such exercises or settlement will be subject to the restrictions of this letter agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, and only to the extent not exercised prior to the date hereof, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

In addition, the undersigned may enter into a plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act (other than the entry into such a plan in such a manner as to allow the sale of Shares, within the Lock-Up Period); provided, however, that no sale of Shares may be made under such 10b5-1 Plan during the Lock-Up Period and any required public disclosure of such plan includes the restrictions set forth in this letter agreement.

If any record or beneficial owner of any Shares or Related Securities, which shall include for avoidance of doubt, any officer or director, other than the undersigned (each, a “Triggering Shareholder”) is granted an early release from the restrictions of any lock-up agreement such as those described herein during the Lock-Up Period (each, a “Triggering Release”), then the undersigned shall also be automatically granted an early release from its obligations hereunder with respect to the same percentage of the undersigned’s Shares as the percentage that the Shares being released in the Triggering Release represent with respect to the Shares held by the Triggering Shareholder at the time of the Triggering Release; provided that the foregoing pro rata release will not apply if (a) the aggregate number of Shares released pursuant to all Triggering Releases is less than or equal to 1.0% of the total number of outstanding Shares calculated as of the date of the Underwriting Agreement, or (b) a Triggering Release is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. Notwithstanding the foregoing, no early release shall result in a Triggering Release if such early release is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of Shares, during the Lock-Up Period if the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equityholders in such underwritten public offering, subject to the provisions of the Investor Rights Agreement, dated as of November 22, 2022, by and among the Company and the parties listed on Schedule I thereto, if the undersigned is party thereto. The Representatives shall use commercially reasonable efforts to provide notice to the Company within two business days upon the occurrence of a Triggering Release, and the Company, in turn, shall notify the undersigned within two business days thereafter that the same percentage of Shares held by the undersigned has been released from the restrictions set forth in this letter agreement; provided that, the failure to give such notice (unless such failure is finally judicially determined to have resulted from bad faith) shall not give rise to any claim or liability against the Underwriters or the Company. The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company. For purposes of determining record or beneficial ownership of a shareholder, all Shares held by investment funds affiliated with such shareholder shall be aggregated.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Underwriters are not making a recommendation to you to enter into this letter agreement, and nothing set forth in such disclosures is intended to suggest that any Representative or any Underwriter is making such a recommendation.

If (i) the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is not executed on or before July 14, 2023 or (iv) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to the closing date of the Offering, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if

signing as custodian or trustee, or on behalf

of an entity

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

“Change of Control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.